UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2026

BAIN CAPITAL PRIVATE CREDIT

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01474	87-6984749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clarendon Street, 37th Floor
Boston, Massachusetts		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 516-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02 Unregistered Sale of Equity Securities.

As of October 1, 2026, Bain Capital Private Credit (the "Fund") sold unregistered Class I common shares of beneficial interest (the "Shares") to feeder vehicles primarily created to hold the Fund's Shares. The purchase price per Share equaled the Fund's net asset value ("NAV") per Share as of September 30, 2026, and the number of shares to be issued was finalized on October 26, 2026. The offer and sale of these Shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and/or Regulation S promulgated thereunder. The following table details the Shares sold:

	Amount of Class I Common Shares	Consideration
As of October 1, 2026	2,189,680	$57.0	million

Item 7.01 Regulation FD Disclosure.

October 2026 Distributions

On October 26, 2026, the Fund declared a regular distribution for the Shares in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee*	Net Distribution
Class I Shares	$0.1875	$0.00	$0.1875

The regular distribution for the Class I Shares is payable to shareholders of record as of October 30, 2026, and will be paid on or about November 30, 2026.

The distribution will be paid in cash or reinvested in additional Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01. Other Events.

Net Asset Value

The NAV per share for Class I Shares of the Fund as of September 30, 2026, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV per share as of September 30, 2026
Class I Shares	$$26.03

As of September 30, 2026, the Fund’s aggregate NAV was $1,159.9 million, the fair value of its investment portfolio was $2,402.5 million and it had principal debt outstanding of $1,373.5 million, resulting in a debt-to-equity ratio of approximately 1.18x. The net debt-to-equity ratio, which represents principal debt outstanding, less cash and unsettled trades was approximately 1.08x as of September 30, 2026.

Portfolio Update

As of September 30, 2026, the Fund’s investment portfolio at fair value was approximately $2,402.5 million across 173 portfolio companies operating across 29 different industries. As of September 30, 2026, based on fair value, the Fund’s investment portfolio was comprised of 85% in first lien senior secured debt, 1% of second lien senior secured debt, 6% in subordinated debt, 2% in preferred equity, 2% in common equity and 4% in an investment vehicle. 92% of the Fund’s debt investment portfolio was floating rate as of September 30, 2026.

Shares Issued

The following table lists the Shares by the Fund issued and outstanding and total consideration for such Shares as of the date of this filing (through the October 1, 2026 subscription date).

	Common Shares Issued	Total Consideration
Class I Shares	48,055,354	$1,233.0	million
Total	48,055,354	$1,233.0	million

Share Repurchase and Subscription Update

On August 3, 2026, the Fund commenced a tender offer to repurchase up to 5% of its Class I shares outstanding as of June 30, 2026, which expired on August 31, 2026. Prior to the expiration of the tender offer, approximately 91,611 Class I shares were validly tendered, representing 0.21% of the Fund's outstanding shares as of June 30, 2026.

Subsequent to June 30, 2026, the Fund has received additional subscriptions of approximately $77.2 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIN CAPITAL PRIVATE CREDIT

Date:	October 26, 2026	By:	/s/ Amit Joshi
Name: Amit Joshi Title: Principal Financial Officer